UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

Montpelier Re Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-31468	98-0428969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-5550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On March 31, 2015, Montpelier Re Holdings Ltd. (“Montpelier”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Endurance Specialty Holdings Ltd. (“Endurance”) and Millhill Holdings Ltd., a wholly owned subsidiary of Endurance (“Merger Sub”).  The Merger Agreement provides for, subject to the satisfaction or waiver of specified conditions, the merger of Montpelier with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of Endurance.

At the effective time of the Merger, each outstanding common share of Montpelier (other than common shares owned by Montpelier as treasury shares and any common shares owned by Endurance, Merger Sub or any other direct or indirect wholly owned subsidiary of Endurance immediately prior to the effective time of the Merger) will be automatically canceled and converted into the right to receive 0.472 (the “Fixed Exchange Ratio”) Endurance ordinary shares (the “Merger Consideration”).  Immediately prior to the effective time of the Merger, Montpelier shall declare and pay, without interest, a special dividend of $9.89 per outstanding common share of Montpelier (the “Special Dividend”) to the holders of record of outstanding common shares of Montpelier as of a record date for the Special Dividend to be set by the board of directors of Montpelier in consultation with Endurance.  In addition, Montpelier’s 8.875% non-cumulative preferred shares Series A (the “Montpelier Preferred Shares”) will be redeemed in connection with the Merger for $26.00 per share plus all declared and unpaid dividends, if any, to the date of redemption, in accordance with the Certificate of Designation of the Montpelier Preferred Shares.

Each Montpelier fixed and variable restricted share unit outstanding immediately prior to the Merger generally will be converted into (i) a restricted share unit with respect to a number of Endurance voting common shares equal to the Fixed Exchange Ratio multiplied by the number of common shares of Montpelier subject to such restricted share unit, assuming, in the case of restricted share units that are subject to performance-based vesting requirements, that applicable performance conditions are achieved at the greater of (x) actual performance as of the last completed calendar quarter prior to the closing of the Merger and (y) target and (ii) the right to receive a cash payment upon closing of the Merger equal to any accrued but unpaid cash dividend equivalents, plus the Special Dividend, with respect to such restricted share unit.

Endurance will appoint three of the current directors of Montpelier to the board of directors of Endurance with effect immediately after the effective time of the Merger. The designation and appointment of such three new directors is within the sole discretion of Endurance and is subject to a customary vetting process to confirm whether, among other things, such persons would qualify as “independent” under the rules of the New York Stock Exchange.

The Merger Agreement contains customary representations and warranties from both Montpelier and Endurance, and also contains customary covenants, including covenants, subject to certain exceptions, to conduct their respective operations in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger and not to engage in certain types of transactions during this period.

The Merger Agreement also contains a “no shop” provision that restricts Montpelier’s ability to solicit third-party acquisition proposals or provide information to or engage in discussions or negotiations with third parties that have made or might make an acquisition proposal for Montpelier.  The no shop provision is subject to a provision that allows Montpelier, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to an unsolicited written third-party acquisition proposal that is reasonably expected to lead to a Superior Proposal (as defined in the Merger Agreement) where the board of directors of Montpelier determines that failure to do so would be reasonably likely to violate the directors’ fiduciary duties under Bermuda law.

Under the Merger Agreement, Endurance may not knowingly take, or permit any of its subsidiaries or its or their directors, officers or employees to take, any action that would reasonably be expected to prevent or materially impede or delay the consummation of the Merger.  Under certain limited circumstances and in compliance with certain obligations, Endurance may change its recommendation with respect to the issuance of Endurance ordinary shares in connection with the Merger where the board of directors of Endurance determines that failure to do so would be reasonably likely to violate the directors’ fiduciary duties under Bermuda law.

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, including, but not limited to, termination by Endurance in the event of a change in the recommendation of the board of directors of Montpelier, Montpelier will pay Endurance a cash termination fee of $73.25 million together with Endurance’s expenses relating to the Merger up to a cap of $9.15 million.  Similarly, upon termination of the Merger Agreement under specified circumstances, including, but not limited to, termination by Montpelier in the event of a change in the recommendation of the board of directors of Endurance, Endurance will pay Montpelier a cash termination fee of

$73.25 million together with Montpelier’s expenses relating to the Merger up to a cap of $9.15 million.  In addition, if the Merger Agreement is terminated because Montpelier’s shareholders do not approve the Merger or Montpelier is in material breach of the Merger Agreement, then Montpelier will pay Endurance’s expenses relating to the Merger up to a cap of $9.15 million.  Similarly, if the Merger Agreement is terminated because Endurance’s shareholders do not approve the Merger or Endurance is in material breach of the Merger Agreement, then Endurance will pay Montpelier’s expenses relating to the Merger up to a cap of $9.15 million.

Consummation of the Merger is subject to certain conditions, including approval of the holders of Montpelier’s common shares of the Merger and the approval of the holders of Endurance’s ordinary shares of the issuance of the Merger Consideration.  Further conditions include the receipt of required regulatory approvals, the absence of any injunction or order restraining the merger and the listing of Endurance’s ordinary shares to be issued as Merger Consideration on The New York Stock Exchange.  Montpelier and Endurance make customary covenants to use their respective reasonable best efforts (subject to certain limitations) to take all actions necessary to cause the conditions to closing to be satisfied as promptly as reasonably practicable, including using their respective reasonable best efforts to obtain all necessary governmental and regulatory approvals.

On March 31, 2015, in connection with the execution of the Merger Agreement certain Montpelier shareholders (the “Supporting Shareholders”), who hold 5,758,000 common shares of Montpelier in the aggregate, entered into a Voting Agreement with Endurance and Merger Sub (the “Voting Agreement”).  Pursuant to the Voting Agreement, the Supporting Shareholders have agreed (subject to any required vote cutback), among other things, to vote (or cause to be voted) their common shares of Montpelier against certain other transactions.  The Voting Agreement will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Montpelier, Endurance or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Montpelier, Endurance or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Severance Plan

On March 30, 2015, the board of directors of Montpelier approved adoption of an Amended and Restated Severance Plan (the “Plan”) in order to replace the Montpelier Severance Plan (the “Original Severance Plan”), which was originally adopted on January 1, 2005 and subsequently amended.  The Plan provides the severance benefits described below to any participant in the Plan whose employment terminates under certain circumstances within two years following a change in control (as defined in the Montpelier 2012 Long-Term Incentive Plan (the “2012 LTIP”), which includes consummation of the Merger).  Plan participants include Christopher L. Harris, Michael S. Paquette, Christopher T. Schaper, Richard M.M. Chattock and William Pollett (the “Participants”).  The terms of the Plan are substantially similar to the Original Severance Plan, except that the Plan includes the following updates:

•                  Incorporates certain defined terms (such as cause and good reason) that were previously defined in the 2012 LTIP;

•                  Clarifies the manner in which the bonus component of severance under the Plan will be calculated;

•                  Provides that if an amount payable to a Participant is subject to the excise tax on golden parachutes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”), such amount will be reduced in the event that the reduced amount would be more favorable to the Participant on a net after-tax basis;

•                  Prohibits amendments to the Plan that are adverse to Participants without consent following a change in control;

•                  Reflects certain updates to comply with applicable local laws, including Sections 409A and 457A of the Internal Revenue Code; and

•                  Provides that disputes under the Plan will be settled through arbitration.

Below is a summary of the material terms of the Plan. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Plan provides that if a Participant’s employment terminates without cause or for good reason (each, as defined in the Participant’s service agreement with Montpelier or, in the absence of any such definition, as defined in the Plan) at any time during the two-year period following a change in control, subject to satisfying a release of claims requirement, the Participant will be entitled to a cash severance payment (payable in a lump sum) in an amount equal to three times, in the case of Mr. Harris, or two times, in the case of the other Participants, the sum of (i) the Participant’s then current base salary (or, if greater, the Participant’s salary as of the change in control) plus (ii) the Participant’s highest bonus in respect of the three years completed prior to the change in control.

For purposes of the Plan, “cause” means  (i) conviction of, guilty plea or plea of no contest to, a felony (or similar offense under the laws of the United Kingdom), (ii) willful and continued failure to substantially perform the material duties set forth in the Participant’s service agreement (other than any failure resulting from disability) following written notice from Montpelier; (iii) commission of an act involving moral turpitude, which could reasonably be expected to have a material adverse effect on Montpelier; (iv) fraud, misappropriation, embezzlement, or intentional breach of fiduciary duty; (v) wilful malfeasance in connection with the Participant’s employment that Montpelier determines has materially adversely affected it; or (vi) material violation of any Montpelier policy or a material breach of any agreement between the Participant and Montpelier that could reasonably be expected to have a material adverse effect on Montpelier.  For purposes of the Plan, “good reason” means (i) assignment to the Participant of duties inconsistent with the Participant’s position, authority, duties or responsibilities in effect prior to the change in control or an act that results in a diminution of any of the foregoing; (ii) a decrease in the Participant’s salary or bonus opportunity (including any component of such opportunity attributable to equity-based compensation); or (iii) an involuntary relocation of the Participant’s principal place of employment by more than 50 miles from the Participant’s then-current location or, in the case of a Participant located in Bermuda, a relocation from Bermuda.

If any amount payable to a Participant (under the Plan or otherwise) is subject to Section 280G, such amount will be reduced in the event that the reduced amount would be more favorable to the Participant on a net after-tax basis.  The Plan may be amended by the board of directors of Montpelier at any time prior to a change in control, but following a change in control, it may not be amended in a manner adverse to any Participant without the affected Participant’s consent.

Long-Term Incentive Plan Amendments

On March 30, 2015, the board of directors of Montpelier amended the definition of good reason for purposes of the 2012 LTIP to incorporate the following provisions:  (i) a material decrease in an equity award holder’s base salary or total direct target compensation (base salary plus target annual incentive compensation plus target long-term incentive compensation) and (ii) in the case of an equity award holder who is subject to Section 16 of the Securities Exchange Act of 1934, a material diminution of such holder’s position, authority, duties or responsibilities as in effect immediately prior to a change in control (as defined in the 2012 LTIP, which includes consummation of the Merger).  In addition, on March 30, 2015, the Board of directors of Montpelier amended the definition of constructive termination for purposes of the 2007 Long-Term Incentive Plan to incorporate clause (i) of the immediately preceding sentence and (ii) a relocation of an equity award holder’s principal place of employment by more than fifty miles from the location at which the holder is then principally employed (or in the case of an equity award holder located in Bermuda, a relocation outside of Bermuda).

Item 9.01	Financial Statements And Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 31, 2015, by and among Endurance Specialty Holdings Ltd., Millhill Holdings Ltd. and Montpelier Re Holdings Ltd.*
10.1	Amended and Restated Severance Plan.

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

Cautionary Note Regarding Forward-Looking Statements:

This material contains forward-looking statements within the meaning of the United States (“U.S.”) federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. These statements may include assumptions about our proposed acquisition by Endurance.  These statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside our control. Statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential” or words of similar meaning generally involve forward-looking statements.

Important events and uncertainties that could cause our results to change include, but are not limited to: market conditions affecting the prices of our shares or Endurance’s shares; the possibility of severe or unanticipated losses from natural or man-made catastrophes, including those that may result from changes in climate conditions, including, but not limited to, global temperatures and expected sea levels; the effectiveness of our or Endurance’s loss limitation methods; our or Endurance’s dependence on principal employees; our or Endurance’s ability to effectively execute our respective business plans; the cyclical nature of the insurance and reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our or Endurance’s core property and specialty insurance and reinsurance lines of business and in specific areas of the casualty reinsurance market and our or Endurance’s ability to capitalize on those opportunities; the sensitivity of our or Endurance’s business to financial strength ratings established by independent rating agencies; the inherent uncertainty of our risk management processes, which are subject to, among other things, industry loss estimates and estimates generated by modeling techniques; the accuracy of written premium estimates reported by cedants and brokers on pro-rata contracts and certain excess-of-loss contracts where a deposit or minimum premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, including our dependency on the loss information we receive from cedants and brokers; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic and financial market conditions; changes in and the impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we or Endurance conduct business; the amount and timing of reinsurance recoverables and reimbursements we or Endurance actually receive from our respective reinsurers; the overall level of competition and the related demand and supply dynamics in our markets relating to growing capital levels in our industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on Montpelier, Endurance and the economy; rating agency policies and practices; unexpected developments concerning the small number of insurance and reinsurance brokers upon whom we rely for a large portion of our revenues; our or Endurance’s dependence as a holding company upon dividends or distributions from our operating subsidiaries; and the impact of foreign currency and interest rate fluctuations.

Additionally, the proposed transaction is subject to risks and uncertainties, including: (A) that Montpelier and Endurance may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction; (C) uncertainty as to the actual premium (if any) that will be realized by Montpelier shareholders in connection with the proposed transaction; (D) uncertainty as to the long-term value of Endurance common shares; (E) failure to realize the anticipated benefits of the proposed transaction, including as a result of failure or delay in integrating Montpelier’s businesses into Endurance; and (F) the outcome of any legal proceedings to the extent initiated against Endurance, Montpelier and others following the announcement of the proposed transaction, as well as Endurance and Montpelier management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Montpelier’s most recent reports on Form 10-K and Form 10-Q and other documents of Montpelier on file with the SEC. In addition to the risks described above, risks and uncertainties relating to the proposed merger will be more fully discussed in the preliminary joint proxy statement/prospectus included in the registration statement on Form S-4 that will be filed by Endurance with the SEC. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Montpelier or Endurance will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Montpelier or Endurance or their respective businesses or operations. Each forward-looking statement speaks only as of the date of the particular statement and, except as may be required by applicable law, Montpelier undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The contents of any websites referenced in this material are not incorporated by reference herein.

Additional Information about the Proposed Transaction and Where to Find It:

The proposed merger will be submitted to shareholders of Montpelier for their consideration.  The issuance of Endurance ordinary shares to Montpelier shareholders in the merger will be submitted to shareholders of Endurance for their consideration.  This communication is not a solicitation of any vote or approval and is not a substitute for the joint proxy statement/prospectus or any other documents which Endurance or Montpelier may send to their respective shareholders in connection with the proposed merger. Montpelier and Endurance intend to file relevant materials with the SEC, including Endurance’s registration statement on Form S-4 that will include a joint proxy statement of Montpelier and Endurance that also constitutes a prospectus of Endurance. Investors and security holders are urged to read all relevant documents filed with the SEC, including the joint proxy statement/prospectus, because they will contain important information about the proposed merger. Investors and security holders will be able to obtain copies of the S-4, including the joint proxy statement/prospectus, and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov, or for free from Montpelier by contacting Laura Newhook at (441) 278-5067 or laura.newhook@montpelierre.bm or for free from Endurance by contacting Investor Relations at (441) 278-0988 or investorrelations@endurance.bm. Such documents are not currently available.

This communication does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  No offering of securities shall be made except by means of a joint proxy statement/prospectus meeting the requirements of the Securities Act of 1933, as amended.

Participants in the Solicitation:

Montpelier and Endurance and their directors and executive officers are deemed to be participants in any solicitation of Montpelier and Endurance shareholders in connection with the proposed transaction.  Information about Montpelier’s directors and executive officers is available in Montpelier’s definitive proxy statement, dated March 26, 2014, for its 2014 annual general meeting of shareholders and Form 8-K, dated May 15, 2014.  Information about Endurance’s directors and executive officers is available in Endurance’s definitive proxy statement, dated April 9, 2014, for its 2014 annual general meeting of shareholders and Form 8-K, dated November 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTPELIER RE HOLDINGS LTD.

	By:	/s/ Jonathan B. Kim
	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary
Date: April 1, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 31, 2015, by and among Endurance Specialty Holdings Ltd., Millhill Holdings Ltd. and Montpelier Re Holdings Ltd.*
10.1	Amended and Restated Severance Plan.

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.